SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2001
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                       WHISPERING OAKS INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


Texas                               0-26947                  75-2742601
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(State or other Jurisdiction     (Commission            (IRS Employer
 of Incorporation)                File Number)           Identification No.)

                    30211 Avenida de las Banderas, Suite 201
                    Rancho Santa Margarita, California 92688
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (972) 248-1922
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              16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
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          (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountant.

      As a result of the previously reported change of control and the moving the address of the registrant's principal executive offices to Los Angeles, California from Dallas, Texas, the registrant engaged a new independent accountant as the principal accountant to audit the registrant's financial statements. The new independent accountant is Merdinger, Fruchter, Rosen & Corso, Los Angeles, California. The change in accountants, which was effective May 2, 2001, was recommended by the registrant's chief financial officer and approved by the board of directors.

      The former accountant's report on the financial statements for two fiscal years ended December 31, 2000 contained a "going concern" comment. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      Prior to the new engagement, the registrant had not consulted the new accountant regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements, or any advice as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with the previous accountant.

      The registrant has provided the former accountant, S.W. Hadfield, Dallas, Texas, with a copy of the disclosures it is making in response to this item in this Form 8-K and has requested the former accountant to furnish a letter addressed to the Securities and Exchange Commission stating whether the former accountant agrees with the statements made and, if not, stating the respects in which it disagrees. The registrant shall file the letter as an exhibit to this Form 8-K.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Whispering Oaks International, Inc.



Date: May 4, 2001                           By:   /s/ Dr. Ricardo Moro-Vidal
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                                                 Dr. Ricardo Moro-Vidal



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